Exhibit 13.2

ACQUISITION and MERGER AGREEMENT

THIS AGREEMENT (the “Agreement”), made this 14th day of February, 2019, by and among Eagle Oil Holding Company Inc., a Nevada corporation, (“EGOH” or the “Company”), Green Stream Finance Inc. (the “Seller”), a Wyoming corporation, and both Mr. Ken Williams & Ms. Wendy Williams, holders of the majority vote (“Williams” or the “Shareholders”).

RECITALS

WHEREAS, EGOH is a public company that desires to increase its operations by and through acquisitions of other businesses; and

WHEREAS, EGOH has identified and desires to acquire majority control of Green Stream Finance Inc. from Seller, as more further described herein; and

WHEREAS, Green Stream Finance Inc., desires to sell 481,642,500 shares representing 96% of the authorized shares in Green Stream Finance Inc., to EGOH; and

WHEREAS, Williams are the owner of a combined 650,000 shares of EGOH Convertible Series A Preferred Stock with additional voting rights pursuant to the Certificate of Designation filed with the State of Nevada, (“the Preferred Shares”); and

WHEREAS, EGOH, utilizing the majority vote of Williams has proffered to issue a class of Convertible Series B Preferred Stock with the following designation to be filed with the State of Nevada:

A)	Can vote on an as-converted basis
B)	Can convert into common shares based on a 1:1,000,000 ratio that can never be adjusted
C)	Are not subject to dilution
D)	Not subject to any adverse effects as a result of any reverse splits
E)	Holders that are non-directors can only convert their preferred shares into common shares so that their beneficial ownership never exceeds 9.9% of the current issued and outstanding common share count.
F)	The shares held by any holder under 5% will be redeemable/callable at the discretion of EGOH for the sum of $100,000

This newly issued Series B Preferred Stock will be used as payment for the purchase of the shares of Green Stream Finance Inc. of which one million shares will be issued in total of this class.

WHEREAS, EGOH, utilizing the majority vote of Williams, will amend the certificate of designation with respect to the Convertible Series A Preferred Stock to change the conversion ratio of this preferred stock into common stock to a 1000:1 ratio.

WHEREAS, EGOH desires to enter into the transaction contemplated herein, which shall result in the acquisition of Green Stream Finance Inc., by EGOH; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the approval of both EGOH and Green Stream Finance Inc., the parties hereto intending to be legally bound hereby, agree as follows:

ARTICLE 1

EXCHANGE OF SECURITIES

1.1 Surrender and issuance of Shares. Subject to all of the terms and conditions of this Agreement, EGOH and Williams agree that it will cause to be issued 1,000,000 shares of Convertible Series B Preferred Stock in addition to changing the designation with respect to the conversion rights of the Convertible Series A Preferred Stock (collectively the “Surrendered Shares”). Of the newly issued Convertible Series B Preferred Stock, 60% or 600,000 shares shall be immediately transferred to Seller or their designees, representing the purchase price for a 96% interest in and of Green Stream Finance Inc. The remaining shares of the Convertible Series B Preferred shares shall be issued to Branalex Financial Group Inc. (9.9% or 99,000 shares), Legion Financial Consultants (2.6% or 26,000 shares), Ken Williams (3% or 30,000 shares), Wendy Williams (3% or 30,000 shares) Paul Khan (3% or 30,000 shares), Connie Helwig (3% or 30,000 shares), Marc Desparois (3% or 30,000 shares), Trilogy Expedition Inc. (2.6% or 26,000 shares) and Lotus Investment Properties LLC (9.9% or 99,000 shares) as consideration for the diminished value of their Convertible Series A Preferred Stock and pursuant to Consulting Agreements included in the appendix. The recipients of said shares may elect to have them issued to a named designee of their choosing.

1.2 Monies Raised. With respect to all monies raised via Reg A or other means, 60% will go directly to the company. However, the first $100,000 shall be allocated for administrative expenses. The other 40% will be earmarked for consulting fees for Branalex Financial Group Inc., Paul Khan and Lotus Investment Properties LLC with separate consulting agreements to be signed on execution of this agreement attached in the appendix.

1.3 The Now Corporation. The preferred shares in The Now Corporation owed to EGOH will be distributed as follows:

Paul Khan : 9.9% or 49,500 shares

Marc Desparois : 9.9% or 49,500 shares

Connie Helwig : 9.9% or 49,500 shares

Nathan Yoder: 9.9% or 49,500 shares

Ken Williams: 60.4%. or 302,000 shares

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Seller hereby represents and warrants to EGOH that:

2.1 Business Plan. The Business Plan of the entities represented by Green Stream Finance Inc. delivered to EGOH accurately describe the business and operations of the companies represented by Green Stream Finance Inc. The entities represented by Green Steam Finance Inc. have all rights title and interest in future patents, formulas, trademarks, know-how, and other intellectual property discussed in such Business Plan or required to undertake the business and operations and manufacture and sell the products described in such Business Plan and is not required to pay any royalties for the use of such intellectual property to any person or entity.

2.2 Compliance with Laws. The entities represented by the assets have substantially complied with, and are not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting their properties, products or the operation of their business except where such non-compliance would not have a materially adverse effect on the business or financial condition of Green Stream Finance Inc. The entities represented by Green Stream Finance Inc. have all licenses and permits required to conduct its business as now being conducted and as contemplated in its Business Plan heretofore delivered to EGOH except where such non-compliance would not have a materially adverse effect on the business or financial condition of Green Stream Finance Inc.

2.3 Ownership of Assets. The delivery of Green Steam Finance Inc.’s shares as contemplated herein will result in EGOH’s immediate acquisition of record and beneficial ownership of the shares. Such shares were duly and validly acquired and are fully paid and non- assessable.

2.4 Indemnification. Seller agrees to defend and hold EGOH harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Shareholders to perform any of their respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF EGOH

EGOH represents and warrants to the Seller that:

3.1 Organization. EGOH is a corporation duly organized and existing under the laws of the State of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated, and is duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification.

3.2 Compliance with Laws. EGOH has complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation) affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of EGOH.

3.3 Authority. The Board of Directors of EGOH has authorized the execution of this Agreement and the transactions contemplated herein, and when approved by the shareholders of EGOH it will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of EGOH, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

3.4 Ability to CarryOut Obligations. The execution and delivery of this Agreement by EGOH and the performance by EGOH will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which EGOH is a party that has not previously been disclosed to Seller, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of EGOH that has not been previously disclosed to Seller, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of EGOH

3.5 Title. The shares of EGOH stock to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims encumbrances and restrictions of any kind. None of such shares of EGOH stock are or will be subject to voting trusts or agreements, no person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. EGOH is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law rule, regulation or decree which would, as a result of the issuance of the shares of EGOH stock, impair, restrict or delay any voting rights with respect to the shares of EGOH stock.

3.6 Indemnification. EGOH agrees to indemnify, defend and hold Seller harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by EGOH to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by EGOH under this Agreement.

ARTICLE 4

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER

4.1 Ownership. The Seller owns a 96% interest in and of Green Stream Finance Inc.

4.2 Investment Intent. The Seller understand and acknowledges that the shares of EGOH Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the “Securities Act”) for non-public offerings; and the Seller make the following representations and warranties with the intent that the same may be relied upon in determining the suitability of the Seller as a purchaser of securities.

(a) The EGOH Shares are being acquired solely for the account of the Seller, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the EGOH Shares.

(b) The Seller agrees not to dispose of the EGOH Shares or any portion thereof unless and until counsel for EGOH shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 (the “1933 Act”) or any applicable state securities laws, or the rules and regulations thereunder.

(c) The Seller acknowledges that EGOH has made all documentation pertaining to all aspects of EGOH and the transaction herein available to him/her and to his/her qualified representative(s), if any, and has offered such person or persons an opportunity to discuss EGOH and the transaction herein with the officers of EGOH.

4.3 Indemnification. The Seller recognize that the offer of EGOH Shares to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless EGOH against all liability, costs or expenses (including reasonable attorney’s fees) arising as a result of any misrepresentations made herein by such Seller.

ARTICLE 5

PRE-CLOSING COVENANTS

5.1 Investigative Rights. From the date of this Agreement each party shall provide to the other party, and such other party’s counsels, accountants, auditors, and other authorized representatives, full access during normal business hours to all of Green Stream Finance Inc.’s and EGOH’s properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with any information concerning Green Stream Finance Inc.’s and EGOH’s affairs as the other party may reasonably request.

5.2 Conduct of Business. Prior to the Closing, Green Stream Finance Inc. and EGOH shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither Green Stream Finance Inc. or EGOH shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

ARTICLE 6

POST-CLOSING COVENANTS

6.1 Immediate appointment of officers and directors. Upon closing and execution of this Agreement, Madeline Cammarata shall be appointed as a director, at which point the entire Board of Directors shall be comprised of Ken Williams and Madeline Cammarata, AND Madeline Cammarata will be appointed as the Chief Executive Officer. All other officers and directors will be removed by majority vote. Ken Williams will remain as an officer and director for a period of 3 months from the date of execution of this agreement.

ARTICLE 7

CLOSING

7.1 Closing. The Closing of this transaction shall be held at the offices of the Seller, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the Closing:

(a) The Seller shall receive a certificate or indication of ownership of the shares indicated as the purchase price in section 1.1 of this Agreement as soon as the filings with the Secretary of State of Nevada are made and the transfer agent is instructed.

(b) The Parties hereto shall assist in providing all documents required to effectuate the transition in management, in a timely manner.

ARTICLE 8

MISCELLANEOUS

8.1 Captions. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.2 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

8.6 Counter parts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To EGOH:	50 W. Liberty
Suite 880
Reno, NV 89501

To Seller:	8335 Sunset Blvd.
West Hollywood, Ca.
90069

To Williams:	Ken and Wendy Williams
P.O Box 2461
Palm Beach, Florida
33480

8.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

8.10 Announcements. EGOH and Seller will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

8.11 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

8.12 Brokerage. EGOH, Seller, and Williams each represent that no broker, investment banker or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder’s fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

8.13 Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year.

8.14 Arbitration of Disputes. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitration shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys’ fees and expenses of their respective counsel.

8.17 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

Eagle Oil Holding Company Inc.

By:	/s/ Ken Williams
Ken Williams, CEO

Green Stream Finance Inc.

By:
Madeline Cammarata, President

Ken Williams

By:	/s/ Ken Williams
Ken Williams, Shareholder

Wendy Williams

By:	/s/ Wendy Williams
Wendy Williams, Shareholder

Written Consent In Lieu Of A Meeting Of The Majority of Shareholders of Eagle Oil Holding Company Inc. (a Nevada Corporation)

February 14th, 2019

The undersigned, being the majority of shareholders of Eagle Oil Holding Company Inc., a Nevada corporation (the “Corporation”), hereby approve and adopt the following resolutions by written consent pursuant to the Nevada Revised Statutes (“NRS”).

Whereas, the Corporation, in accordance with Nevada Statutory requirements NRS 78.138 desires the appointment of Madeline Cammarata, as a director and CEO of the corporation.

Whereas, the Corporation, pursuant to the Acquisition and Merger Agreement dated February 14th, 2019, shall remove all existing officers and directors except Ken Williams

THEREFORE, IT IS Resolved, the Corporation appoints Madeline Cammarata as a director and CEO of the corporation, effective immediately upon execution AND removes all existing officers and directors other than Ken Williams.

This Unanimous Written Consent action of the Majority of Shareholders of Eagle Oil Holding Company Inc. is hereby executed as of the date first written above.

/s/ Ken Williams
Ken Williams
On Behalf of 32.5% of Preferred Share Votes:

/s/ Wendy Williams
Wendy Williams
On Behalf of 32.5% of Preferred Share Votes:

CONSULTING AND SERVICES AGREEMENT

THIS AGREEMENT is dated February 14th, 2019 by and between Paul Khan, having a home office in Toronto, Ontario, Canada (“Consultant”), and Eagle Oil Holding Company Inc., a Nevada corporation (“Client”). It supersedes and overrides all other agreements or understandings between the parties.

WITNESSETH:

Consultant is engaged in the business of, among other things, providing consulting and business advisory services, and the Client seeks these services; and

NOW, THEREFORE, the parties hereto agree as follows:

Services. Consultant shall, during the term of this agreement, provide the following services to the Client:

1.	Consultant shall analyze and provide advice as to both short and long-term strategic business plans, business developments, financing(s), mergers, and acquisitions.

2.	Consultant shall provide all the consulting services described herein directly to the Client. While the Consultant is authorized to speak to and consult with others, the Consultant does not have any right or power to bind the Client to any matter whatsoever or to make any representation pertaining to the Client whatsoever. Further, the Consultant is not authorized or empowered to commit the Client to any recommendations or course of action, or any agreement, promise or representation;

3.	Consultant shall provide such other general consulting services as may be reasonably requested by the Client, from time to time, during the term; subject to the mutual understanding and written agreement between the Client and Consultant;

4.	Consultant shall be available, by telephone at Consultant’s home, and while traveling at hotels, and otherwise. Consultant agrees that holidays will not be excluded from the foregoing, so that Consultant shall be available to consult even on holidays as are necessary in exigent circumstances.

5.	Consultant shall be fully responsible for complying with all applicable laws and regulations concerning the activities of the Consultant, including the business and operations of the Consultant.

Consulting Compensation. In consideration for the services to be provided by the Consultant pursuant to Section 1, above, the Consultant shall be compensated as follows:

1.	Consultant, or his designees, shall receive 30,000 Convertible Series B Preferred shares in addition to $200,000 derived from 13.33% of all monies raised via Reg A or other means.

2.	Consultant shall be reimbursed for any pre-approved travel and related expenses when providing services to the Client; subject to a written estimate or statement which is provided by the Consultant to the Client and approved by its Board of Directors.

3.	Indemnification. Both the Client and Consultant shall indemnify and hold harmless one another as to and against all losses, claims, damages, liabilities, and expenses (including reasonable attorney’s fees) caused by the actions of the other and for which any subsequent action is brought by any third party. Both parties shall indemnify and hold harmless one another as to all losses, claims, damages, liabilities, and expenses caused by any prior acts of the other. The Client shall also indemnify and hold harmless the Consultant as to and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged fact required to be stated therein or necessary to make the statements therein not misleading as to the public filings of the Client; provided, however, that the Client will not be liable in any such case to the extent that such item arises out of or is based upon an untrue statement or alleged untrue statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon, and in conformity with, information furnished to the Client by Consultant, and/or in any case the Consultant is aware of the problem.

4.	Term. The term of this Agreement shall be for an initial term (the “Initial Term”) of twelve (12) months commencing on the date first set forth above. Either party has the right to terminate this Agreement within five (5) calendar days from the date of the Agreement.

5.	Non-Exclusive. Consultant shall devote such of his time and effort, as Consultant deems necessary or desirable to the discharge of his duties hereunder. The Client acknowledges that Consultant is engaged in other business activities and that he will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

6.	Confidentiality. Consultant shall hold confidential and not publish, disclose or make accessible to any other person not bound by an obligation of confidentiality, all confidential information, if any, which Consultant may, from time to time, possess relating to the financial condition, results of operation, business, property, assets, or liabilities of the Client; provided, however, the restrictions of this sentence shall not apply to information that (i) is publicly available, (ii) already is known to Consultant at the time of disclosure, or (iii) is received from a third party not under any obligation of confidentiality to the Client.

7.	Benefit, Burden, and Assignment. The provisions herein shall enure to the benefit of, and be binding upon, the parties hereto and their permitted assigns and successors. This Agreement may be assigned without the prior written consent of all parties hereto.

8.	Severability. If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision in any other circumstance shall not be affected thereby and each provision shall otherwise be valid and shall be enforced to the fullest extent permitted by the applicable law.

9.	Governing Law. The laws of the State of Nevada shall govern this Agreement, and the venue for any action, claim or proceeding in connection with this Agreement shall be a court of competent jurisdiction in the State of Nevada.

10.	Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations among the parties with respect to the subject matter hereof. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements and understandings, oral, written, express or implied with respect to the subject matter hereof.

11.	Captions. Captions in this Agreement are for convenience of reference only and shall not be used in the interpretation hereof.

12.	Independent Legal Counsel. The parties agree and acknowledge that they have been represented by independent legal counsel, or have had the opportunity to obtain independent legal counsel, have been advised that it is in their best interests to do so, and by execution of this Agreement have waived the right.

13.	Amendments and Modification. No amendment or modification to this Agreement shall be valid unless in writing and signed by the parties hereto.

14.	Ambiguities. The parties hereby acknowledge that the normal rule of construction to the effect that ambiguities in an agreement are constructed against the drafting party shall not apply to this Agreement.

15.	Cooperation. Each party hereby agrees to provide such reasonable cooperation and execute such reasonable documents as shall be reasonably required or requested by the other party hereto to perform this Agreement.

16.	Written Provisions. Hand-written provisions hereto initialed by the parties hereto shall control to the extent of any conflict with the typed provisions herein.

17.	Execution. This Agreement may be executed via facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

/s/ Paul Khan

Paul Khan

Consultant

x

Eagle Oil Holding Company Inc.

Madeline Cammarata, CEO

Client

CONSULTING AND SERVICES AGREEMENT

THIS AGREEMENT is dated February 14th, 2019 by and between Branalex Financial Group Inc., having an office in Toronto, Ontario, Canada (“Consultant”), and Eagle Oil Holding Company Inc., a Nevada corporation (“Client”). It supersedes and overrides all other agreements or understandings between the parties.

WITNESSETH:

Consultant is engaged in the business of, among other things, providing consulting and business advisory services, and the Client seeks these services; and

NOW, THEREFORE, the parties hereto agree as follows:

Services. Consultant shall, during the term of this agreement, provide the following services to the Client:

1.	Consultant shall analyze and provide advice as to both short and long-term strategic business plans, business developments, financing(s), mergers, and acquisitions.

2.	Consultant shall provide all the consulting services described herein directly to the Client. While the Consultant is authorized to speak to and consult with others, the Consultant does not have any right or power to bind the Client to any matter whatsoever or to make any representation pertaining to the Client whatsoever. Further, the Consultant is not authorized or empowered to commit the Client to any recommendations or course of action, or any agreement, promise or representation;

3.	Consultant shall provide such other general consulting services as may be reasonably requested by the Client, from time to time, during the term; subject to the mutual understanding and written agreement between the Client and Consultant;

4.	Consultant shall be available, by telephone at Consultant’s home, and while traveling at hotels, and otherwise. Consultant agrees that holidays will not be excluded from the foregoing, so that Consultant shall be available to consult even on holidays as are necessary in exigent circumstances.

5.	Consultant shall be fully responsible for complying with all applicable laws and regulations concerning the activities of the Consultant, including the business and operations of the Consultant.

Consulting Compensation. In consideration for the services to be provided by the Consultant pursuant to Section 1, above, the Consultant shall be compensated as follows:

1.	Consultant, or his designees, shall receive 99,000 Convertible Series B Preferred shares in addition to $300,000 derived from 13.33% of all monies raised via Reg A or other means.

2.	Consultant shall be reimbursed for any pre-approved travel and related expenses when providing services to the Client; subject to a written estimate or statement which is provided by the Consultant to the Client and approved by its Board of Directors.

Indemnification. Both the Client and Consultant shall indemnify and hold harmless one another as to and against all losses, claims, damages, liabilities, and expenses (including reasonable attorney’s fees) caused by the actions of the other and for which any subsequent action is brought by any third party. Both parties shall indemnify and hold harmless one another as to all losses, claims, damages, liabilities, and expenses caused by any prior acts of the other. The Client shall also indemnify and hold harmless the Consultant as to and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged fact required to be stated therein or necessary to make the statements therein not misleading as to the public filings of the Client; provided, however, that the Client will not be liable in any such case to the extent that such item arises out of or is based upon an untrue statement or alleged untrue statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon, and in conformity with, information furnished to the Client by Consultant, and/or in any case the Consultant is aware of the problem.

Term. The term of this Agreement shall be for an initial term (the “Initial Term”) of twelve (12) months commencing on the date first set forth above. Either party has the right to terminate this Agreement within five (5) calendar days from the date of the Agreement.

Non-Exclusive. Consultant shall devote such of his time and effort, as Consultant deems necessary or desirable to the discharge of his duties hereunder. The Client acknowledges that Consultant is engaged in other business activities and that he will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

Confidentiality. Consultant shall hold confidential and not publish, disclose or make accessible to any other person not bound by an obligation of confidentiality, all confidential information, if any, which Consultant may, from time to time, possess relating to the financial condition, results of operation, business, property, assets, or liabilities of the Client; provided, however, the restrictions of this sentence shall not apply to information that (i) is publicly available, (ii) already is known to Consultant at the time of disclosure, or (iii) is received from a third party not under any obligation of confidentiality to the Client.

Benefit, Burden, and Assignment. The provisions herein shall enure to the benefit of, and be binding upon, the parties hereto and their permitted assigns and successors. This Agreement may be assigned without the prior written consent of all parties hereto.

Severability. If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision in any other circumstance shall not be affected thereby and each provision shall otherwise be valid and shall be enforced to the fullest extent permitted by the applicable law.

Governing Law. The laws of the State of Nevada shall govern this Agreement, and the venue for any action, claim or proceeding in connection with this Agreement shall be a court of competent jurisdiction in the State of Nevada.

Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations among the parties with respect to the subject matter hereof. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements and understandings, oral, written, express or implied with respect to the subject matter hereof.

Captions. Captions in this Agreement are for convenience of reference only and shall not be used in the interpretation hereof.

Independent Legal Counsel. The parties agree and acknowledge that they have been represented by independent legal counsel, or have had the opportunity to obtain independent legal counsel, have been advised that it is in their best interests to do so, and by execution of this Agreement have waived the right.

Amendments and Modification. No amendment or modification to this Agreement shall be valid unless in writing and signed by the parties hereto.

Ambiguities. The parties hereby acknowledge that the normal rule of construction to the effect that ambiguities in an agreement are constructed against the drafting party shall not apply to this Agreement.

Cooperation. Each party hereby agrees to provide such reasonable cooperation and execute such reasonable documents as shall be reasonably required or requested by the other party hereto to perform this Agreement.

Written Provisions. Hand-written provisions hereto initialed by the parties hereto shall control to the extent of any conflict with the typed provisions herein.

Execution. This Agreement may be executed via facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

x

Branalex Financial Group Inc.

Steve Taub, CEO

Consultant

x

Eagle Oil Holding Company Inc.

Madeline Cammarata, CEO

Client

CONSULTING AND SERVICES AGREEMENT

THIS AGREEMENT is dated February 14th, 2019 by and between Legion Financial Consultants, having an office in Toronto, Ontario, Canada (“Consultant”), and Eagle Oil Holding Company Inc., a Nevada corporation(“Client”). It supersedes and overrides all other agreements or understandings between the parties.

WITNESSETH:

Consultant is engaged in the business of, among other things, providing consulting and business advisory services, and the Client seeks these services; and

NOW, THEREFORE, the parties hereto agree as follows:

Services. Consultant shall, during the term of this agreement, provide the following services to the Client:

1. Consultant shall analyze and provide advice as to both short and long-term strategic business plans, business developments, financing(s), mergers, and acquisitions.

2. Consultant shall provide all the consulting services described herein directly to the Client. While the Consultant is authorized to speak to and consult with others, the Consultant does not have any right or power to bind the Client to any matter whatsoever or to make any representation pertaining to the Client whatsoever. Further, the Consultant is not authorized or empowered to commit the Client to any recommendations or course of action, or any agreement, promise or representation;

3. Consultant shall provide such other general consulting services as may be reasonably requested by the Client, from time to time, during the term; subject to the mutual understanding and written agreement between the Client and Consultant;

4. Consultant shall be available, by telephone at Consultant’s home, and while traveling at hotels, and otherwise. Consultant agrees that holidays will not be excluded from the foregoing, so that Consultant shall be available to consult even on holidays as are necessary in exigent circumstances.

5. Consultant shall be fully responsible for complying with all applicable laws and regulations concerning the activities of the Consultant, including the business and operations of the Consultant.

Consulting Compensation. In consideration for the services to be provided by the Consultant pursuant to Section 1, above, the Consultant shall be compensated as follows:

1. Consultant, or his designees, shall receive 26,000 Convertible Series B Preferred shares.

2. Consultant shall be reimbursed for any pre-approved travel and related expenses when providing services to the Client; subject to a written estimate or statement which is provided by the Consultant to the Client and approved by its Board of Directors.

Indemnification. Both the Client and Consultant shall indemnify and hold harmless one another as to and against all losses, claims, damages, liabilities, and expenses (including reasonable attorney’s fees) caused by the actions of the other and for which any subsequent action is brought by any third party. Both parties shall indemnify and hold harmless one another as to all losses, claims, damages, liabilities, and expenses caused by any prior acts of the other. The Client shall also indemnify and hold harmless the Consultant as to and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged fact required to be stated therein or necessary to make the statements therein not misleading as to the public filings of the Client; provided, however, that the Client will not be liable in any such case to the extent that such item arises out of or is based upon an untrue statement or alleged untrue statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon, and in conformity with, information furnished to the Client by Consultant, and/or in any case the Consultant is aware of the problem.

Term. The term of this Agreement shall be for an initial term (the “Initial Term”) of twelve (12) months commencing on the date first set forth above. Either party has the right to terminate this Agreement within five (5) calendar days from the date of the Agreement.

Non-Exclusive. Consultant shall devote such of his time and effort, as Consultant deems necessary or desirable to the discharge of his duties hereunder. The Client acknowledges that Consultant is engaged in other business activities and that he will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

Confidentiality. Consultant shall hold confidential and not publish, disclose or make accessible to any other person not bound by an obligation of confidentiality, all confidential information, if any, which Consultant may, from time to time, possess relating to the financial condition, results of operation, business, property, assets, or liabilities of the Client; provided, however, the restrictions of this sentence shall not apply to information that (i) is publicly available, (ii) already is known to Consultant at the time of disclosure, or (iii) is received from a third party not under any obligation of confidentiality to the Client.

Benefit, Burden, and Assignment. The provisions herein shall enure to the benefit of, and be binding upon, the parties hereto and their permitted assigns and successors. This Agreement may be assigned without the prior written consent of all parties hereto.

Sever-ability. If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision in any other circumstance shall not be affected thereby and each provision shall otherwise be valid and shall be enforced to the fullest extent permitted by the applicable law.

Governing Law. The laws of the State of Nevada shall govern this Agreement, and the venue for any action, claim or proceeding in connection with this Agreement shall be a court of competent jurisdiction in the State of Nevada.

Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations among the parties with respect to the subject matter hereof. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements and understandings, oral, written, express or implied with respect to the subject matter hereof.

Captions. Captions in this Agreement are for convenience of reference only and shall not be used in the interpretation hereof.

Independent Legal Counsel. The parties agree and acknowledge that they have been represented by independent legal counsel, or have had the opportunity to obtain independent legal counsel, have been advised that it is in their best interests to do so, and by execution of this Agreement have waived the right.

Amendments and Modification. No amendment or modification to this Agreement shall be valid unless in writing and signed by the parties hereto.

Ambiguities. The parties hereby acknowledge that the normal rule of construction to the effect that ambiguities in an agreement are constructed against the drafting party shall not apply to this Agreement.

Cooperation. Each party hereby agrees to provide such reasonable cooperation and execute such reasonable documents as shall be reasonably required or requested by the other party hereto to perform this Agreement.

Written Provisions. Hand-written provisions hereto initialed by the parties hereto shall control to the extent of any conflict with the typed provisions herein.

Execution. This Agreement may be executed via facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

x

Legion Financial Consultants

David Morrow, CEO

x

Eagle Oil Holding Company Inc.

Madeline Cammarata , CEO

Client

CONSULTING AND SERVICES AGREEMENT

THIS AGREEMENT is dated February 14th, 2019 by and between Lotus Investment Properties LLC, having an office in Florida (“Consultant”), and Eagle Oil Holding Company Inc., a Nevada corporation(“Client”). It supersedes and overrides all other agreements or understandings between the parties.

WITNESSETH:

Consultant is engaged in the business of, among other things, providing consulting and business advisory services, and the Client seeks these services; and

NOW, THEREFORE, the parties hereto agree as follows:

Services. Consultant shall, during the term of this agreement, provide the following services to the Client:

1.	Consultant shall analyze and provide advice as to both short and long-term strategic business plans, business developments, financing(s), mergers, and acquisitions.

2.	Consultant shall provide all the consulting services described herein directly to the Client. While the Consultant is authorized to speak to and consult with others, the Consultant does not have any right or power to bind the Client to any matter whatsoever or to make any representation pertaining to the Client whatsoever. Further, the Consultant is not authorized or empowered to commit the Client to any recommendations or course of action, or any agreement, promise or representation;

3.	Consultant shall provide such other general consulting services as may be reasonably requested by the Client, from time to time, during the term; subject to the mutual understanding and written agreement between the Client and Consultant;

4.	Consultant shall be available, by telephone at Consultant’s home, and while traveling at hotels, and otherwise. Consultant agrees that holidays will not be excluded from the foregoing, so that Consultant shall be available to consult even on holidays as are necessary in exigent circumstances.

5.	Consultant shall be fully responsible for complying with all applicable laws and regulations concerning the activities of the Consultant, including the business and operations of the Consultant.

Consulting Compensation. In consideration for the services to be provided by the Consultant pursuant to Section 1, above, the Consultant shall be compensated as follows:

1.	Consultant, or his designees, shall receive 99,000 Convertible Series B Preferred shares in addition to $300,000 derived from 13.33% of all monies raised via Reg A or other means.

2.	Consultant shall be reimbursed for any pre-approved travel and related expenses when providing services to the Client; subject to a written estimate or statement which is provided by the Consultant to the Client and approved by its Board of Directors.

Indemnification. Both the Client and Consultant shall indemnify and hold harmless one another as to and against all losses, claims, damages, liabilities, and expenses (including reasonable attorney’s fees) caused by the actions of the other and for which any subsequent action is brought by any third party. Both parties shall indemnify and hold harmless one another as to all losses, claims, damages, liabilities, and expenses caused by any prior acts of the other. The Client shall also indemnify and hold harmless the Consultant as to and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged fact required to be stated therein or necessary to make the statements therein not misleading as to the public filings of the Client; provided, however, that the Client will not be liable in any such case to the extent that such item arises out of or is based upon an untrue statement or alleged untrue statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon, and in conformity with, information furnished to the Client by Consultant, and/or in any case the Consultant is aware of the problem.

Term. The term of this Agreement shall be for an initial term (the “Initial Term”) of twelve (12) months commencing on the date first set forth above. Either party has the right to terminate this Agreement within five (5) calendar days from the date of the Agreement.

Non-Exclusive. Consultant shall devote such of his time and effort, as Consultant deems necessary or desirable to the discharge of his duties hereunder. The Client acknowledges that Consultant is engaged in other business activities and that he will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

Confidentiality. Consultant shall hold confidential and not publish, disclose or make accessible to any other person not bound by an obligation of confidentiality, all confidential information, if any, which Consultant may, from time to time, possess relating to the financial condition, results of operation, business, property, assets, or liabilities of the Client; provided, however, the restrictions of this sentence shall not apply to information that (i) is publicly available, (ii) already is known to Consultant at the time of disclosure, or (iii) is received from a third party not under any obligation of confidentiality to the Client.

Benefit, Burden, and Assignment. The provisions herein shall enure to the benefit of, and be binding upon, the parties hereto and their permitted assigns and successors. This Agreement may be assigned without the prior written consent of all parties hereto.

Severability. If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision in any other circumstance shall not be affected thereby and each provision shall otherwise be valid and shall be enforced to the fullest extent permitted by the applicable law.

Governing Law. The laws of the State of Nevada shall govern this Agreement, and the venue for any action, claim or proceeding in connection with this Agreement shall be a court of competent jurisdiction in the State of Nevada.

Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations among the parties with respect to the subject matter hereof. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements and understandings, oral, written, express or implied with respect to the subject matter hereof.

Captions. Captions in this Agreement are for convenience of reference only and shall not be used in the interpretation hereof.

Independent Legal Counsel. The parties agree and acknowledge that they have been represented by independent legal counsel, or have had the opportunity to obtain independent legal counsel, have been advised that it is in their best interests to do so, and by execution of this Agreement have waived the right.

Amendments and Modification. No amendment or modification to this Agreement shall be valid unless in writing and signed by the parties hereto.

Ambiguities. The parties hereby acknowledge that the normal rule of construction to the effect that ambiguities in an agreement are constructed against the drafting party shall not apply to this Agreement.

Cooperation. Each party hereby agrees to provide such reasonable cooperation and execute such reasonable documents as shall be reasonably required or requested by the other party hereto to perform this Agreement.

Written Provisions. Hand-written provisions hereto initialed by the parties hereto shall control to the extent of any conflict with the typed provisions herein.

Execution. This Agreement may be executed via facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

x

Lotus Investment Properties LLC

Ed Garrett, CEO

x

Eagle Oil Holding Company Inc.

Madeline Cammarata, CEO

Client

CONSULTING AND SERVICES AGREEMENT

THIS AGREEMENT is dated February 14th, 2019 by and between Trilogy Expedition Inc., having an office in Nevada (“Consultant”), and Eagle Oil Holding Company Inc., a Nevada corporation(“Client”). It supersedes and overrides all other agreements or understandings between the parties.

WITNESSETH:

Consultant is engaged in the business of, among other things, providing consulting and business advisory services, and the Client seeks these services; and

NOW, THEREFORE, the parties hereto agree as follows:

Services. Consultant shall, during the term of this agreement, provide the following services to the Client:

1.	Consultant shall analyze and provide advice as to both short and long-term strategic business plans, business developments, financing(s), mergers, and acquisitions.

2.	Consultant shall provide all the consulting services described herein directly to the Client. While the Consultant is authorized to speak to and consult with others, the Consultant does not have any right or power to bind the Client to any matter whatsoever or to make any representation pertaining to the Client whatsoever. Further, the Consultant is not authorized or empowered to commit the Client to any recommendations or course of action, or any agreement, promise or representation;

3.	Consultant shall provide such other general consulting services as may be reasonably requested by the Client, from time to time, during the term; subject to the mutual understanding and written agreement between the Client and Consultant;

4.	Consultant shall be available, by telephone at Consultant’s home, and while traveling at hotels, and otherwise. Consultant agrees that holidays will not be excluded from the foregoing, so that Consultant shall be available to consult even on holidays as are necessary in exigent circumstances.

5.	Consultant shall be fully responsible for complying with all applicable laws and regulations concerning the activities of the Consultant, including the business and operations of the Consultant.

Consulting Compensation. In consideration for the services to be provided by the Consultant pursuant to Section 1, above, the Consultant shall be compensated as follows:

1.	Consultant, or his designees, shall receive 26,000 Convertible Series B Preferred shares

2.	Consultant shall be reimbursed for any pre-approved travel and related expenses when providing services to the Client; subject to a written estimate or statement which is provided by the Consultant to the Client and approved by its Board of Directors.

Indemnification. Both the Client and Consultant shall indemnify and hold harmless one another as to and against all losses, claims, damages, liabilities, and expenses (including reasonable attorney’s fees) caused by the actions of the other and for which any subsequent action is brought by any third party. Both parties shall indemnify and hold harmless one another as to all losses, claims, damages, liabilities, and expenses caused by any prior acts of the other. The Client shall also indemnify and hold harmless the Consultant as to and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged fact required to be stated therein or necessary to make the statements therein not misleading as to the public filings of the Client; provided, however, that the Client will not be liable in any such case to the extent that such item arises out of or is based upon an untrue statement or alleged untrue statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon, and in conformity with, information furnished to the Client by Consultant, and/or in any case the Consultant is aware of the problem.

Term. The term of this Agreement shall be for an initial term (the “Initial Term”) of twelve (12) months commencing on the date first set forth above. Either party has the right to terminate this Agreement within five (5) calendar days from the date of the Agreement.

Non-Exclusive. Consultant shall devote such of his time and effort, as Consultant deems necessary or desirable to the discharge of his duties hereunder. The Client acknowledges that Consultant is engaged in other business activities and that he will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

Confidentiality. Consultant shall hold confidential and not publish, disclose or make accessible to any other person not bound by an obligation of confidentiality, all confidential information, if any, which Consultant may, from time to time, possess relating to the financial condition, results of operation, business, property, assets, or liabilities of the Client; provided, however, the restrictions of this sentence shall not apply to information that (i) is publicly available, (ii) already is known to Consultant at the time of disclosure, or (iii) is received from a third party not under any obligation of confidentiality to the Client.

Benefit, Burden, and Assignment. The provisions herein shall enure to the benefit of, and be binding upon, the parties hereto and their permitted assigns and successors. This Agreement may be assigned without the prior written consent of all parties hereto.

Severability. If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision in any other circumstance shall not be affected thereby and each provision shall otherwise be valid and shall be enforced to the fullest extent permitted by the applicable law.

Governing Law. The laws of the State of Nevada shall govern this Agreement, and the venue for any action, claim or proceeding in connection with this Agreement shall be a court of competent jurisdiction in the State of Nevada.

Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations among the parties with respect to the subject matter hereof. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements and understandings, oral, written, express or implied with respect to the subject matter hereof.

Captions. Captions in this Agreement are for convenience of reference only and shall not be used in the interpretation hereof.

Independent Legal Counsel. The parties agree and acknowledge that they have been represented by independent legal counsel, or have had the opportunity to obtain independent legal counsel, have been advised that it is in their best interests to do so, and by execution of this Agreement have waived the right.

Amendments and Modification. No amendment or modification to this Agreement shall be valid unless in writing and signed by the parties hereto.

Ambiguities. The parties hereby acknowledge that the normal rule of construction to the effect that ambiguities in an agreement are constructed against the drafting party shall not apply to this Agreement.

Cooperation. Each party hereby agrees to provide such reasonable cooperation and execute such reasonable documents as shall be reasonably required or requested by the other party hereto to perform this Agreement.

Written Provisions. Hand-written provisions hereto initialed by the parties hereto shall control to the extent of any conflict with the typed provisions herein.

Execution. This Agreement may be executed via facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

x

Trilogy Expedition Inc.

Henry Ward, CEO

x

Eagle Oil Holding Company Inc.

Madeline Cammarata, CEO

Client